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                                                                  Exhibit (d)(2)

                          Portfolio Management Contract

                          [Insert Money Manager's Name]

                                       And

                             Russell Insurance Funds

                                                 Effective Date:
                                               Termination Date: April 30,
                                                                           -----

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                          PORTFOLIO MANAGEMENT CONTRACT

Dated                                 ,      .
      --------------------------------  -----

Between:

Russell Insurance Funds ("Investment Company") and Frank Russell Investment Management Company, as fiduciary for Investment Company ("FRIMCo"); and
                             ("Money Manager").
----------------------------

WHEREAS, Investment Company, a Massachusetts business trust, is a diversified open-end management investment company registered as an investment company under the Investment Company Act of 1940 (the "Act") and is subject to the rules and regulations promulgated thereunder (the "Rules"). The Investment Company is a "series" company. The Investment Company issues shares evidencing beneficial interests in separate investment portfolios, each with different investment objectives and policies (individually, a "Fund" and collectively, the "Funds").

WHEREAS, FRIMCo acts as the advisor and administrator of the Investment Company pursuant to the terms of an Advisory Agreement and an Administrative Agreement, and is an "investment adviser" to the Investment Company as defined in Section 2(a)(20) of the Act. FRIMCo is responsible for the day-to-day management and administration of the Investment Company and for the coordination of investment of each Fund's assets in portfolio securities. However, specific portfolio purchases and sales for each Fund's investment portfolio, or a portion thereof, are to be made by portfolio management organizations recommended and selected by FRIMCo, and appointed by, and subject to the approval of, the Board of Trustees of the Investment Company (the "Board").

     Now, therefore, in consideration of the foregoing and of the mutual covenants contained herein, the parties agree as follows:

     1. Appointment as a Money Manager. Investment Company, being duly authorized, hereby appoints and employs Money Manager as a discretionary money manager to the Fund(s) designated on Exhibit A, on the terms and conditions set forth herein, for those assets of the Fund(s) which FRIMCo, as a fiduciary for Investment Company, determines to assign to Money Manager (those assets being referred to for the Fund(s) individually and collectively as the "Fund Account").

     2. Acceptance of Appointment. Money Manager accepts the appointment as a discretionary money manager and agrees to manage the Fund Account in accordance with the terms and conditions of this Contract.

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     3. Standard of Performance. The Money Manager shall exercise all due diligence and vigilance in carrying out its functions, powers and duties under this Contract including the degree of care, diligence and skill that a reasonably prudent manager would exercise under the circumstances.

     4. Portfolio Management Services of Money Manager.

(a) Money Manager is hereby employed and authorized to select portfolio securities for investment by the Fund Account, to determine to purchase and sell securities of the Fund Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with this Contract, including Exhibit B hereto (as amended from time to time).

(b) In providing portfolio management services to and in exercising any investment discretion for the Fund Account, Money Manager shall be subject to and shall comply with:

     (i) the Act, the Rules and any other requirement of state or federal laws including the rules, regulations and policy statements approved or issued by the Securities and Exchange Commission thereunder and all applicable securities laws in the jurisdiction where the Money Manager is located or in which the Fund Account invests, as amended from time to time (collectively, "Relevant Law");

     (ii) the Investment Guidelines (as defined in Section 5) of the Fund Account furnished pursuant to Section 5,

     (iii) this Contract,

     (iv) the investment restrictions, objectives, strategies and policies set forth in the then current prospectus and statement of additional information of the Fund(s), as amended from time to time (the "Disclosure Documents"),

     (v)  the supervision and control of the Board,

     (vi) such specific instructions as the Board, Investment Company or FRIMCo may adopt and communicate to Money Manager, and

     (vii) any other instructions from FRIMCo.

     Money Manager shall immediately notify Investment Company and FRIMCo if it is unable to comply with any of the foregoing.

(c) Money Manager shall monitor its compliance with the Investment Guidelines and the Disclosure Documents at all times and shall report to Investment Company immediately any transactions or holdings that may be in violation of the Investment Guidelines or the

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     Disclosure Documents. Money Manager shall have the sole obligation to correct any violation of the Investment Guidelines and shall reimburse Investment Company, FRIMCo, the Fund(s) or Fund Account for any and all losses, costs or damages resulting from such violation if such violation was due to the negligence of the Money Manager.

(d) If for any reason which is beyond the control of the Money Manager, including market movements, contributions to or withdrawals from the Fund Account or a change in the nature of any investment (whether through change in business activity or credit rating), the Fund Account ceases to comply with the Investment Guidelines or the Disclosure Documents, then the Money Manager must promptly remedy the non-compliance.

(e) FRIMCo may, at any time, instruct Money Manager in the performance of Money Manager's functions. Money Manager is not required to act on any instructions which it knows would violate Relevant Law, provided it advises FRIMCo in writing and provides reasonable detail regarding the reason(s) for noncompliance.

(f) At Investment Company's or FRIMCo's reasonable request, Money Manager will consult with Investment Company or with FRIMCo, with respect to any decision made by it with respect to the investments of the Fund Account.

(g) FRIMCo, in its sole discretion, may authorize a withdrawal from the Fund Account in cash or in assets of the Fund Account. Money Manager must use reasonable endeavors to satisfy such instruction promptly.

(h) FRIMCo must advise Money Manager of any additional money made available for investment and management pursuant to this Contract, prior to transfer into the Fund Account's account at the Custodian.

     5. Investment Objectives, Policies and Restrictions. The Investment Company shall provide Money Manager with a statement of the investment objectives and policies of the Fund Account and any specific investment restrictions applicable thereto as established by the Investment Company, as amended from time to time (the "Investment Guidelines") and with the Disclosure Documents. Investment Company retains the right, on written notice to Money Manager from the Investment Company or FRIMCo, to modify the Investment Guidelines in any manner at any time and Money Manager shall comply with the amended Investment Guidelines in accordance with the timelines established for such change.

     6. Transaction Procedures.

(a) All transactions in the assets of the Fund Account will be consummated by payment to or delivery by State Street Bank & Trust Company (State Street or any successor custodian identified in writing by Investment Company to Money Manager, the "Custodian"), or such depositories, or agents, as may be designated by the Custodian, as custodian for the Investment Company, of all cash and/or securities due to or from the Fund Account. Money Manager shall not have possession or custody of any assets of the Fund Account.

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(b)  Money Manager shall advise Custodian and confirm in writing to Investment
     Company all investment orders for the Fund Account placed by it with brokers and dealers at the time and in the manner and as set forth in Exhibit B hereto (as amended from time to time) and shall reconcile its Fund Account records to the month end statements from the Custodian within the later of ten (10) business days following month end or three (3) business days after receipt and resolve any differences with the Custodian. Money Manager will provide copies of these monthly reconciliations to Investment Company if requested.

(c) Investment Company shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by Money Manager. Investment Company shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and upon giving proper instructions to the Custodian, Money Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

     7. Allocation of Brokerage. Subject to the provisions of this Section 7 and any restrictions described in Section 4, Money Manager shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by Money Manager, and for the selection of the markets on/in which the transaction will be executed.

(a) In doing so, the Money Manager's primary objective shall be to seek to select a broker-dealer that can be expected to obtain the best net price and execution for the Investment Company. However, this responsibility shall not be deemed to obligate the Money Manager to solicit competitive bids for each transaction; and Money Manager shall have no obligation to seek the lowest available commission cost to Investment Company, so long as Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker or dealer can be expected to obtain the best price on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker to Money Manager viewed in terms of either that particular transaction or of Money Manager's overall responsibilities with respect to its clients, including the Investment Company, as to which Money Manager exercises investment discretion, ]notwithstanding that Investment Company may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge Investment Company a lower commission on the particular transaction.

(b) FRIMCo shall retain the right to request that transactions giving rise to brokerage commissions, in an amount to be agreed upon by FRIMCo and Money Manager, shall be executed by brokers and dealers which provide brokerage or research services to FRIMCo, or as to which an ongoing relationship will be of value to FRIMCo in its management of the Fund(s), which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker or dealer can be expected to obtain the best price on a particular transaction and
     (ii) FRIMCo determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to FRIMCo for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge a lower commission on the particular transaction.

(c) Money Manager agrees that it will not execute any portfolio transactions with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Investment Company without the prior written approval of the Investment Company. Investment Company agrees that it will provide Money Manager with a list of brokers and dealers that are "affiliated persons" of the Investment Company.

(d) As used in this Section 7, "brokerage and research services" shall have the meaning defined in Section 28(e)(3) of the Securities Exchange Act of 1934.

     8. Exercise of Voting Rights. Unless FRIMCo gives written instructions to the contrary, Money Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund Account may be invested. Money Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Investment Company's shareholders.

     9. Reports and Records.

(a)  Money Manager shall:

     (i) maintain on behalf of the Investment Company the records listed in Exhibit C hereto (as amended from time to time),

     (ii) provide, upon request, information which is complete and accurate in all material respects to the extent the necessary information is within the reasonable control of Money Manager, as to the making of, and return on, the investments in the Fund Account and as is necessary to enable Investment Company to assess the capability of the Money Manager to manage the investments of the Fund Account, and otherwise to comply with Relevant Law,

     (iii) keep the Fund Account under review and confer with Investment Company as Investment Company may reasonably request regarding the investment and management of the Fund Account,

     (iv) provide Investment Company with such periodic reports concerning the status of the Fund Account as Investment Company may from time to time reasonably request,

     (v) With the consent of Investment Company, or as required by law upon notice to Investment Company, give any information and assistance and make available any records relating to the Fund Account reasonably required by the auditors of the Fund, or to any other governmental or regulatory authority or as required by law or any court of competent jurisdiction.

     (vi) Promptly provide to Investment Company any other information required by Investment Company to fulfill Investment Company's obligation under its Master Trust Agreement or any Relevant Law and complete returns to regulatory authorities, including taxation authorities, and, if requested by Investment Company, promptly provide the information required by Investment Company to fulfill its obligations.

     (vii) Provide access to, and a copy of, the accounts and other records relating to the Fund Account whenever reasonably requested by Investment Company to any person duly authorized by Investment Company.

     (viii) within ten (10) business days of each calendar quarter end, Money Manager's compliance officer shall execute and deliver a compliance questionnaire, the current form of which is attached as Exhibit G, certifying that no material breaches of policy or procedures have occurred in relation to the Fund Account.

(b) Investment Company shall provide Money Manager with such periodic reports concerning the status of the Fund Account as Money Manager may from time to time reasonably request.

     10. Fees for Services. The compensation of Money Manager for its services under this Contract shall be calculated and paid by FRIMCo, acting as a fiduciary for Investment Company, in accordance with the attached Exhibit D. To the extent that the Investment Company, as principal, has discharged or been relieved of, its duty to pay over to FRIMCo, by reason of its payment to FRIMCo, in its capacity as a fiduciary for Investment Company, any or all amounts payable to the Money Manager, the Money Manager agrees to look to FRIMCo for payment of amounts payable to Money Manager hereunder. Money Manager hereby agrees to contact the Secretary of the Investment Company if payment is not received from FRIMCo. Money Manager shall account to Investment Company for any monetary benefit, fee or commission received by it or any affiliate in relation to the investment of the Fund Account.

     11. Other Investment Activities of Money Manager. Investment Company acknowledges that Money Manager, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the provisions of Section 3 hereof, Investment Company agrees that Money Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the Fund Account, provided that Money Manager acts in good faith, and provided, further, that it is Money Manager's policy to allocate, within its reasonable discretion, investment

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opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund Account and any specific investment restrictions applicable thereto. Investment Company acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which may involve the Fund Account or otherwise. Money Manager shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Investment Company shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Fund Account or otherwise.

     12. Certificate of Authority. Each party shall provide to the other from time to time a certified list of officers and employees who are authorized to act on its behalf (the "Authorized Persons"). Each party may rely on any instruction that it reasonably believes to have been given by an Authorized Person. Exhibit H sets forth those persons who are authorized to (a) execute this Contract and any amendments to the Contract and (b) amend the Investment Guidelines.

     13. Limitation of Liability. Money Manager shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Contract, or in accordance with (or in the absence of) specific directions or instructions from Investment Company; provided, however, that such acts or omissions shall not have resulted from Money Manager's willful misfeasance, bad faith or negligence, violation of the standard of care established by and applicable to Money Manager in its actions under this Contract, or breach of its duty or of its obligations hereunder. Notwithstanding the forgoing, federal and state securities laws (and ERISA if applicable) impose liability under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which Investment Company and FRIMCo may have under federal or state securities laws of the United States of America or the rights which may not be waived; under any other applicable law (including ERISA if applicable).

     14. Confidentiality. Subject to the right of each Money Manager and Investment Company to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund Account and the actions of each Money Manager and Investment Company in respect thereof.

     15. Assignment. No assignment, as that term is defined in Section 2(a)(4) of the Act, of this Contract shall be made by Money Manager, and this Contract shall terminate automatically in the event that it is assigned. Money Manager shall notify Investment Company in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable Investment Company to: (a) consider whether an assignment as defined in
Section 2(a)(4) of the Act will occur, (b) take the steps necessary to enter into a new Contract with Money Manager and (c) create, file and deliver a supplement to its Disclosure Documents. Money Manager agrees to bear the reasonable expenses of supplementing the Disclosure

Documents and any marketing or other materials and of notifying Fund(s) shareholders and regulators of any such assignment by Money Manager or change in control of Money Manager as Investment Company reasonably deems necessary.

     16. Representations, Warranties and Agreements of the Investment Company. The Investment Company represents, warrants and agrees that:

(a) Money Manager has been duly appointed by the Board to provide investment services to the Fund Account as contemplated hereby.

(b) Investment Company will deliver to Money Manager a true and complete copy of its current Disclosure Documents as effective from time to time, such other documents or instruments governing the investments of Fund Account, and such other information as is necessary for Money Manager to carry out its obligations under this Contract.

(c) The organization of the Investment Company and the conduct of the business of Fund(s) and the Fund Account as contemplated by this Contract, complies, and shall at all times comply, with the requirements imposed upon the Investment Company by applicable law.

     17. Representations, Warranties and Agreements of Money Manager. Money Manager represents, warrants and agrees that:

(a) Money Manager is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act") or an "insurance company" as defined in Section 202(a)(12) of the Advisers Act.

(b) Money Manager will maintain, keep current and preserve on behalf of the Investment Company, in the manner required or permitted by the Act, the records identified in Exhibit C. Money Manager agrees that such records (other than those required by No. 4 of Exhibit C) are the property of the Investment Company, and will be surrendered to the Investment Company promptly upon request.

(c) Money Manager has adopted, maintains and enforces a written code of ethics complying with the requirements of Rule 17j-1 under the Act, will provide to the Investment Company a copy of the code of ethics and evidence of its adoption, and will make such reports to the Investment Company as required by Rule 17j-1 under the Act.

(d) If Money Manager is a partnership, Money Manager will notify the Investment Company of any changes in the membership of its partnership within a reasonable time after such change.

(e) It is not currently the subject of, and has not been the subject of during the last three years, any enforcement action by a regulator.

(f) It maintains insurance coverage in an appropriate amount and shall upon request provide to Investment Company any information it may reasonably require concerning the amount of or scope of such insurance.

(g) Money Manager is not, except as set forth in Exhibit F hereto, and will not become a party to any non-compete agreement or any other agreement, arrangement, or understanding that would restrict, limit, or otherwise interfere with the ability of FRIMCo or the Investment Company or any of their affiliates to employ or engage any person or organization, now or in the future, to manage the Fund Account, any other Investment Company assets, or any other assets managed by FRIMCo or any of its affiliates.

     18. Amendment. This Contract may be amended at any time, but only by written agreement between Money Manager and Investment Company, which amendment, other than amendments to Exhibits B and C, must be approved by the Board in the manner required by the Act. The Investment Guidelines may be amended by specific written instruction from an Authorized Person of FRIMCo to the Money Manager.

     19. Effective Date; Term. This Contract shall become effective for the Fund(s) on the effective date set forth on the cover page of this Contract, and shall continue in effect until the termination date set forth on the cover page of this Contract. Thereafter, the Contract shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually by the Board in the manner required by the Act.

     20. Termination.

(a) This Contract may be terminated without the payment of any penalty (i) at any time by the Investment Company upon written notice to the Money Manager, and (ii) by Money Manager upon thirty (30) days written notice to the Investment Company.

(b)  Termination of this Contract does not affect any:

     (i)  Transactions properly entered into prior to termination;

     (ii) Claims by Money Manager in respect of accrued management fees and expenses incurred in respect of the period prior to termination; or

     (iii) Other claims which either party may have against the other.

(c) Promptly after any written notice of any termination of this Contract, Money Manager shall:

     (i) Notify Investment Company and the Custodian of any transactions that remain unsettled as of the termination date;

     (ii) Notify Investment Company and the Custodian of any fees, charges and expenses due Money Manager through the termination date;

     (iii) Deliver to Investment Company (or as Investment Company directs) copies of all records which may be reasonably required by Investment Company in respect of the Fund Account; and

     (iv) Provide Investment Company with a report on the Fund Account as of the termination date, including all transactions in the Fund Account since the last report.

     Investment Company will take all reasonable steps to facilitate the transfer of the Fund Account from Money Manager.

     21. Applicable Law. To the extent that state law shall not have been preempted by the provisions of any laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Contract shall be administered, construed, and enforced according to the laws of the State of Washington excluding the laws relating to conflicts of laws.

     22. No Waiver. No failure to exercise and no delay in exercising any right, power or remedy under this Contract will operate as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

     23. Entire Agreement. This Contract contains the entire agreement between the parties with respect to its subject matter. It supersedes all earlier conduct by the parties or prior agreement between the parties with respect to its subject matter.

     24. Severance. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Contract nor affect the validity or enforceability of that provision in any other jurisdiction.

     25. Counterparts. This Contract may be executed in any number of counterparts. All counterparts taken together will be deemed to constitute one document.

     26. Notices.

(a) The Money Manager shall (i) notify Investment Company immediately of any instruction given to it pursuant to the terms of this Contract (including the Investment Guidelines) or of any Relevant Law which has not been complied with; (ii) notify Investment Company immediately of any event having a significant adverse effect on the financial position of the Fund Account, with such particulars as Investment Company may reasonably require; and (iii) notify Investment Company immediately if Money Manager is, or if Money Manager is of the opinion that it may soon be, in breach of any of the representations, warranties or agreements set out in this Contract.

(b) Any notice given under this Contract shall be in writing and shall be sent to the address or facsimile number as set out in Exhibit I or to any other address or facsimile number that either party may specify in writing to the other. A notice shall be deemed to have been delivered: (i) in the case of delivery in person or by post or by reputable courier service, when delivered, received or left at the party's address; and (ii) in the case of delivery by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the number of the recipient.

If delivery or receipt occurs on a day which is not a business day or is later than 4:00 p.m. (local time) it shall be taken to have been duly given at the commencement of the next business day.

     27. Notice of Liability Letter. Money Manager will notify, in writing, any organization with whom it places orders for the execution of Investment Company portfolio transactions that the organization will be: (i) executing portfolio transactions of a Massachusetts business trust; and (ii) that the Investment Company's Master Trust Agreement contains an express disclaimer of shareholder, officer or Trustee liability for acts or obligations of the Investment Company and requires that all obligations of the Investment Company be satisfied out of its assets. Mailing a notice substantially similar to Exhibit E will be deemed to be compliance with this Section 27.

     28. Master Trust Agreement Limitation of Liability. The Master Trust Agreement dated July 11, 1996, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name Russell Insurance Funds means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement. The execution and delivery of this Contract has been authorized by the Trustees of the Investment Company and signed by an officer of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

This Portfolio Management Contract is executed effective as of the date set forth on the cover page hereof.

[Money Manager]                    Russell Insurance Funds
                                   Frank Russell Investment Management Company,
                                      as a fiduciary for Russell Insurance Funds


BY:                                BY:
    ----------------------------       -----------------------------------------
                                       Sharon L. Hammel, CFA
                                       Director, Portfolio Implementation

DATE:                              DATE:
      --------------------------         ---------------------------------------

EXHIBITS: A. Fund(s) Subject to the Contract

          B. Operational Procedures (including Schedules 1 and 2)

          C. Records to be Maintained by the Money Manager

          D. Fees for Investment Management Services

          E. Notice of Liability Letter

          F. Description of Money Manager's Non-Compete Agreement

          G. Form of Quarterly Compliance Questionnaire

          H. Authorized Persons

          I. Notice Information

                                    EXHIBIT A
                 Funds Subject to Portfolio Management Contract

                                    EXHIBIT B
                             OPERATIONAL PROCEDURES

Money Manager shall abide by certain rules and procedures in order to minimize operational problems. Money Manager will be required to have various records and files (as required by regulatory agencies) at their offices. Money Manager will have to maintain a certain flow of information to State Street Bank & Trust Company, the custodian bank for Investment Company ("Custodian").

Money Manager will be required to furnish the Custodian with daily information as to executed trades. The Custodian should receive this data no later than the morning following the day of the trade. The necessary information should be transmitted to the Custodian (1) via facsimile machine with a cover sheet including the number of pages sent (the direct line to the facsimile machine is 617-985-3999, alternate number of 617-985-1717) or (2) via an electronic communications system ("System") approved by the Custodian that meets the following criteria:

     . The System must provide a method by which the Custodian can reasonably ensure that each communication received by it through the System actually originated from Money Manager.
     . Only persons properly authorized by Money Manager's senior operations officer shall be authorized to access the System and enter information, and Money Manager must employ reasonable procedures to permit only authorized persons to have access to the System.
     . Money Manager will create separate System files containing the daily executed securities trade information with respect to each Fund Account it manages, or Money Manager will transmit separately the trades for each such portfolio.
     . The Custodian, through System or otherwise, will provide to Money Manager prompt certification or acknowledgment of the Custodian's receipt of each transmission by Money Manager of executed trade information.
     . If the System malfunctions, Money Manager will transmit all trade information via facsimile transmission.

Upon receipt of brokers' confirmations, Money Manager or the Custodian will be required to notify the other party if any differences exist. The reporting of trades by the Money Manager to the Custodian must include the following:

     .    Purchase or Sale
     .    Security name
     .    Number of shares or principal amount
     .    Price per share or bond
     .    Commission rate per share or bond, or if a net trade
     .    Executing broker, including their DTC Fins number

     .    Trade date
     .    Settlement date
     . Bank Identifier Codes (BIC's), for international securities only If security is not eligible for DTC
     .    This information can be reported using your forms, if applicable

When opening accounts with brokers for Investment Company, the account should be a cash account. No margin accounts are to be maintained. The broker should be advised to use the Custodian IDC's ID system number (No. 20997) to facilitate the receipt of information by the Custodian. If this procedure is followed, DK problems will be held down to a minimum and additional costs of security trades will not become an important factor in doing business. Delivery and receipt instructions are attached as Schedule 1.

Money Manager will be required to submit to the Custodian a daily trade authorization report, either through a System or, if a facsimile transmission is used, on a form signed by two authorized individuals prior to settlement date and a list of authorized persons with specimen signatures must have previously been sent to the Custodian (see Schedule 2). The daily trade authorization report will contain information on which the Custodian can rely to either accept delivery or deliver out of the account, securities as per Money Manager trades. If facsimile transmission is used, a preprinted form will be supplied to Money Manager by Investment Company, or Money Manager can use an equivalent form acceptable to the Custodian and Investment Company.

                                   Schedule 1

Mailing Instructions and Delivery Instructions:

     Confirmation Instructions (Copy of Broker Advice):

          State Street Bank and Trust Company
          Mutual Fund Services
          1776 Heritage Drive (A4E)
          North Quincy, MA 02171
          Attn: Fund Name/Fund Number

          For the account of Russell Insurance Funds
          (FUND NAME)

     Delivery Instructions:

          All DTC Eligible Securities:
          Depository Trust Company (DTC) #997 Custodian Services
                                         #20997 Agent Bank

     All Ineligible DTC Securities (i.e., Commercial Paper)

          State Street Bank and Trust Company
          State Street Boston-Securities Corp.
          61 Broadway
          Main Concourse Level
          New York, NY  10006
          "VS Payment"  (Federal Funds on Commercial Paper Only)

          For the account of Russell Insurance Funds
          (FUND NAME)

     All Government Issues:

     Delivered through Book Entry of Federal Reserve Bank to:

          State St Bos/Spec/Fund Name/Fund #
          (VS Payment Federal Funds)

     Foreign Holdings:

          Please confer with Brad Payne, State Street Bank, (Phone:
          617-985-5389) to obtain delivery instructions of the State Street Global Custody Network

                                   Schedule 2

                     EXAMPLE OF AUTHORIZED SIGNATURE LETTER
                        (To Be Typed on Your Letterhead)

[DATE]

State Street Bank and Trust
Mutual Fund Services
1776 Heritage Drive (A4E)
North Quincy, MA 02171

Attention: Russell Insurance Funds

RE:  Persons Authorized to Execute Trades For The                     Fund
                                                  -------------------

The following list of individuals are authorized to execute and report trade instructions on behalf of the Fund. Should there be any changes to the authorized persons listed below, we will notify you immediately of those changes.

NAME                            SIGNATURE
----                            ---------


Sincerely yours,
[Insert Money Manager's Name]

                                    EXHIBIT C

                    RECORDS TO BE MAINTAINED BY MONEY MANAGER

*1. A record of each brokerage order, and all other portfolio purchases and sales, given by Money Manager or on behalf of the Investment Company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

     A.   The name of the broker,
     B. The terms and conditions of the order, and of any modification or cancellation thereof,
     C.   The time of entry or cancellation,
     D.   The price at which executed,
     E.   The time of receipt of report of execution, and
     F. The name of the person who placed the order on behalf of the Investment Company (1940 Act Rule, 31a-1(b)(5) and (6)).

*2. A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to brokers or dealers, and the division of brokerage commissions or other compensation on such purchase and sale orders. The record:

     A.   Shall include the consideration given to:

          (i)  The sale of shares of the Investment Company.
          (ii) The supplying of services or benefits by brokers or dealers to:

               (a)  The Investment Company,
               (b)  The Investment Management Company,
               (c)  Yourself (i.e., the Money Manager), and
               (d)  Any person other than the foregoing.

          (iii) Any other considerations other than the technical qualifications of the brokers and dealers as such.

     B.   Shall show the nature of the services or benefits made available.

     C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

     D. The identities of the persons responsible for making the determination of such allocation and such division of brokerage commissions or other compensation (1940 Act, Rule 31a-1(b)(9)).

*3. A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities (1940 Act, Rule 31a-1(b)(10)) and such other information as is appropriate to support the authorization.**

4. Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record Money Manager's transactions with the Investment Company. (1940 Act, Rule 31a-1(f)).

----------
* Maintained as property of the Investment Company pursuant to 1940 Act Rule 31a-3(a).
** Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendations, i.e., buy, sell, hold), and any internal reports or portfolio manager reviews.

                                    EXHIBIT D
                             RUSSELL INSURANCE FUNDS
                     FEES FOR INVESTMENT MANAGEMENT SERVICES

                          [INSERT MONEY MANAGER'S NAME]
                               [INSERT FUND NAME]

For investment management services provided to the Fund Account under this Contract, Frank Russell Investment Management Company ("FRIMCo") as a fiduciary for Investment Company, shall pay Money Manager a fee determined by multiplying the Average Total Net Assets by the Applicable Percentage as defined below. All fees shall be calculated and paid quarterly in arrears. Fees for partial periods shall be prorated for the portion of the period for which services were rendered. Fees for individual accounts shall be determined by dividing the Average Account Net Assets by the Average Total Net Assets and multiplying by the fee calculated above.

                            b.p. on the first $
                        ---                    ----------
                            b.p. on the next $
                        ---                   ----------
                            b.p. on the next $
                        ---                   ----------
                            b.p. on all amounts thereafter
                        ---
                         (expressed as annualized rates)

For purposes of this Exhibit:

"Average Account Net Assets" for any quarter shall mean the average of the assets in the Fund Account as reported by the custodian for the last business day of each month ended in the calendar quarter and the last business day of the month ended immediately prior to the calendar quarter.

"Average Total Net Assets" for any quarter shall mean the sum of the Average Account Net Assets and the average for the same quarter of all other assets in other accounts (calculated in the same manner as Average Account Net Assets) managed by Money Manager for the Frank Russell Group of Companies which use a substantially equivalent investment strategy to that employed by Money Manager for the Fund Account.

If the Money Manager manages such other accounts, as defined above, and the fee is based on the aggregate total value of those accounts, the Money Manager must include the value of each such other account on any investment management invoice.

"Frank Russell Group of Companies" shall mean FRIMCo and any affiliated company which controls, is controlled by or is under common control with FRIMCo.

Insert Money Manager's Name
Portfolio Management Contract
Effective Date

                                    EXHIBIT E

Gentlemen:

Russell Insurance Funds, a Massachusetts business trust (the "Trust") and an SEC-registered investment company, has requested that I correspond with you concerning purchases and/or sales of the Trust's portfolio instruments that will be made on behalf of the Trust with your organization.

The Trust is required under its Master Trust Agreement to inform you that although the Trust is organized as a Massachusetts business trust, the Trust's Master Trust Agreement contains an express disclaimer of shareholder, officer and trustee liability for acts or obligations of the Trust and requires that all obligations of the Trust be satisfied out of its assets. The purpose of this disclaimer is for the Trust's shareholders, officers and Trustees to have the same protection against being liable for the Trust's obligations as shareholders, officers and Directors of a corporation. The responsibility of the Trust for its transactions with you is not changed by this notice. No action is needed on your part in response to this notice.

Should you have any questions concerning the information contained herein, please contact Sharon Hammel at (253) 596-2403.

Sincerely yours,

                                    EXHIBIT F

              DESCRIPTION OF MONEY MANAGER'S NON-COMPETE AGREEMENT

                                    EXHIBIT G

    Frank Russell Investment Company (FRIC) and Russell Insurance Funds (RIF)
                    Quarterly Portfolio Manager Questionnaire
                      For the Quarter Ended March 31, 2001

================================================================================

    When responding to the following questions, please respond only in regard to the holdings or transactions during the quarter ended March 31, 2001. For each question that refers to "Portfolio," please respond only in regard to the assets which you manage.

--------------------------------------------------------------------------------
Please Fax or e-mail to: Rich McEntee at (253) 779-1096 or rmcentee@russell.com no later than 4/15/02
--------------------------------------------------------------------------------

     Firm Name                                       Specifically Identify
     And Address                                     EACH Portfolio
                                                     Under Management

     --------------------------------------          ---------------------------

     --------------------------------------          ---------------------------

     --------------------------------------          ---------------------------

     --------------------------------------          ---------------------------

     Please indicate compliance contact that future correspondence should be sent to:

     Name
                   ----------------------
     Title
                   ----------------------
     Telephone #
                   ----------------------
     Fax #
                   ----------------------
     E-mail
                   ----------------------

CERTIFICATION

     I,                                  , in my capacity as
        ---------------------------------                    -------------------
of                              certify that the following answers are true
   ----------------------------
and correct.

                                                --------------------------------
                                                Name of Firm


                                                By:
                                                   -----------------------------

                                                --------------------------------
                                                Title

                                                --------------------------------
                                                Date

1. Repurchase Agreement Guidelines. ICA (S)12(d)(3). Has the portfolio entered into any Repurchase or Tri-Party Repurchase transactions?

               [ ]   YES                               [ ]   NO

          If yes, did the transactions comply with FRIC and RIF procedures?

               [ ]   YES                               [ ]   NO

2. Transactions with Affiliated Persons. SEC Rules 17a-7; 17e-1. In accordance with the procedures established by the board of trustee/1/.

          A.   Has the portfolio engaged in any Rule 17a-7 transactions?

               [ ]   YES                               [ ]   NO

          If yes, and you have not previously forwarded a completed Rule 17a-7 Transaction Form as required by the procedures outlined in the Money Manager Compliance Manual, please provide it with your response to this questionnaire.

          B. Has the Portfolio engaged in any Rule 17e-1 (affiliated brokerage) Transactions?

               [ ]   YES                               [ ]   NO

          If yes, please provide a statement of these transactions which includes the following information. Fund Name; Buy or Sell; Trade date; Affiliated broker; Security name; Share amount; Commission paid; Principal value; Commission per share

3.   Transactions with Affiliated Underwriters. SEC Rule 10f-3.

          Has the Firm purchased any securities pursuant to Rule 10f-3/1/?

               [ ]   YES, completed FRIC Form 10f-3 attached/1/.
               [ ]   NO

4.   Leveraging and Segregated Accounts. ICA (S) 18(f) Capital Structure/1/

          Has the portfolio entered into any of the following transactions: uncovered futures contracts, written options, foreign currency forwards, forward commitments, and reverse repurchase agreements?

               [ ]   YES                               [ ]   NO

          If yes, did the portfolio comply with the asset coverage and leveraging limitations of Section 18(f) by segregating appropriate collateral?

               [ ]   YES                               [ ]   NO

          **Please attach a list of each item of exposure which is described above and its corresponding segregated collateral as of quarter end.

5.   Diversification. ICA (S) 5(b); SEC Rules 5b-1 and 5b-2.

          Has the Firm met the following guidelines with respect to the Portfolio?

          A. At least 75% of the value of the Portfolio's assets are invested in the following qualifying assets: cash or cash items, U.S. Government securities, securities of other funds (if disclosed in the Fund's prospectus), and other securities; provided, however, that such other securities are limited, in respect to any one issuer to no more than

----------
/1/ Refer to the Money Manager Compliance Manual for Details

               (i)  5% of the value of the Portfolio's total assets, and

               (ii) 10% of the outstanding voting securities of such issuer.

          B. The remaining 25% of the Portfolio's assets (or portions thereof) may be invested in the securities of one issuer.

               [ ]   YES                               [ ]   NO, Attach list of
                                                             exceptions.

6. Other Investment Companies. ICA (S) 12(d)(1) Did the portfolio invest in investment companies, other than FRIC's Money Market Funds/1/?

               [ ]   YES, Attach list of exceptions.   [ ]   NO

7. Restricted Securities. Securities Act of '33 Rule 144A and (S) 4(2) Commercial Paper. Has the portfolio manager followed the applicable FRIC and/or RIF Board of Trustees' Liquidity Determination Procedures/1/ for Purchases and Sales of Rule 144A Securities and (S) 4(2) Commercial Paper?

               [ ]   YES
               [ ]   NO, Attach list of exceptions.    [ ]   N/A

8. Soft Dollar Regulations. Securities Exchange Act of '34 (S) 28(e). If the Firm is participating in soft dollar arrangements related to FRIC or RIF fund brokerage, do those arrangements meet the conditions set forth in
     Section 28(e) of the 1934 Act? If not, please provide detailed information about any soft dollar arrangement that does not meet the conditions.

               [ ]   YES                               [ ]   N/A
               [ ]   NO, Provide description of soft dollar arrangement.

     Please provide a detailed statement of the amount of soft dollars generated by transactions in the FRIC/RIF portfolios that you manage. Please include the identity of participating brokers and funds as well as the ultimate use of the soft dollars.

9. Record retention requirement. SEC Rules 31a-1 through 31a-3. Has the Firm created and maintained records of its activities on behalf of the Fund as identified in Exhibit B to the Firm's contract with Frank Russell Investment Company?

               [ ]   YES                               [ ]   NO, Attach a list
                                                             of exceptions.

----------
/1/ Refer to the Money Manager Compliance Manual for Details

10.  Prospectus. Illiquid Securities**.

Did the Portfolio purchase or acquire securities which caused more than 15% (10% in the case of U.S. Government Money Market, Money Market, and Tax Free Money Market Funds) of the portfolio's then current value to be invested in the following securities:

..    repurchase agreements of more than seven days' duration
..    securities that are illiquid by virtue of the absence of a readily available market which will allow sale or disposition within five business days
..    securities which have legal or contractual restrictions on resale
..    144A designated securities (unless determined to be liquid)
..    4(2) commercial paper (unless determined to be liquid)
..    Interest-only and Principal-only mortgage-backed securities; other than those issued by the U.S. government or its agencies or instrumentalities which are backed by fixed-rate mortgages

               [ ]   YES                               [ ]   NO

     **Please identify EVERY illiquid security that you held at quarter end. For each, please provide the quantity held and the value of the security.

11.  With respect to your Firm's Portfolio(s), the Portfolio DID NOT:

     A. Except for U.S. Government securities, state/municipal governments and their political subdivisions' securities, and real estate securities for Real Estate Securities Fund, purchase any securities which would cause more than 25% of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry.

     B. Purchase or sell real estate. (excluding securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein)

     C. Purchase or sell commodities or commodities contracts. (excluding stock index and financial futures contracts)

     D. Borrow amounts in excess of 5% of its total assets taken at cost or at market value.

     E. Purchase or sell securities on margin or effected short sales, except as necessary for clearance of transactions.

     F.   Engage in the business of underwriting securities.

     G. Participate in a joint or a joint and several basis in any trading account in securities.

     H. Purchase or sell securities to interested persons of the Fund, including the Firm and its affiliates, except as provided by the 1940 Act, its rules or exemptive orders.

     I. Purchase or sell real estate partnerships that are not readily marketable.

     [ ]  TRUE                    [ ]   FALSE, list of exceptions attached.

12. Futures and Option Limitations. Prospectus. Has the Portfolio purchased or sold futures and/or options except to the extent permitted by the policies in the applicable Prospectus(es) as set forth in the Statement of Additional Information?

               [ ]   YES, please attach list of each               [ ]   NO
                     investment.

13. Are you aware of any violations in compliance with rules or guidelines of the SEC; the Investment Company Act; the fund's Prospectus or any other rules, regulations or guidelines related to the portfolio you manage?

               [ ]   YES, please attach a description.             [ ]   NO


14. During the time period for which you are completing this questionnaire, was your firm examined by the SEC or any other agency responsible for securities regulation?

               [ ]   YES                                           [ ]   NO

     If yes, please provide details or the examination and any negative findings which were made as during the examination.

               [ ]   YES                                           [ ]   NO

                              Representation Letter

                         Transactions with Affiliates*

By signing this letter you represent that you and your Affiliated Broker-Dealers, as defined in ICA (S) 2(a)(3), have complied, and intend to comply, with FRIC's and/or RIF's Statement of Policy Regarding Placement of Portfolio Transactions by Affiliated Broker-Dealers. The signing and returning of this form by you results in FRIMCo's approval to execute affiliated agency transactions involving the payment of commissions as detailed under the policy which requires prior approval to use affiliated broker-dealers. Only affiliates, which FRIMCo has been notified of, are included under these terms.

Attn.: J. Richard McEntee, Jr., Esq.
Senior                            Compliance                          Specialist
Fax (253) 779-1096
E-mail rmcentee@russell.com

Name of Money Manager:
                      ----------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Contact Name:
             -------------------------------------------------------------------
Contact Phone Number:
                     -----------------------------------------------------------
Signature:
          ----------------------------------------------------------------------
Title:
      --------------------------------------------------------------------------
Date:
     ---------------------------------------------------------------------------

Exceptions (if any):

----------
*    Please review and sign this letter. Its return is not optional.

                              Representation Letter
                  Affiliated Broker-Dealer(s)/Underwriter(s)*

Please provide the name(s) of the Broker-Dealer(s)/Underwriter(s) with whom you are affiliated in the space provided below; or state that you have no such changes in affiliations by checking the ( ) below.

Please Forward To:

Attn.: J. Richard McEntee, Jr., Esq.
Senior Compliance Specialist
Fax (253)779-1096

Name:
     ------------------------------------------------
Address:
        ---------------------------------------------

-----------------------------------------------------

Name:
     ------------------------------------------------
Address:
        ---------------------------------------------

-----------------------------------------------------

Name:
     ------------------------------------------------
Address:
        ---------------------------------------------

-----------------------------------------------------

( ) Did Not Have Any Affiliated Broker-Dealer(s)/Underwriter(s) Changes.

Name of Money Manager:
                      ----------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Contact Name:
             -------------------------------------------------------------------
Contact Phone Number:
                     -----------------------------------------------------------
Signature:
          ----------------------------------------------------------------------
Title:
      --------------------------------------------------------------------------
Date:
     ---------------------------------------------------------------------------

----------
*    Please review and sign this letter. Its return is not optional.

                                    EXHIBIT H
                               AUTHORIZED PERSONS

     Authorized Persons of Investment Company:

     Authorized Persons of Money Manager

                                    EXHIBIT I
                               NOTICE INFORMATION

1.   INVESTMENT COMPANY

     Attention:

     Address:

     Facsimile:

2.   [INSERT MONEY MANAGER'S NAME}

     Attention:

     Address:

     Facsimile: